Exhibit 99.1
Official Payments Holdings, Inc.
3550 Engineering Drive, Suite 400
Norcross, GA  30092

CONTACT:
Jeff Hodges, Chief Financial Officer
Jeff.Hodges@OfficialPayments.com
(770) 325-3102

Official Payments Reports Fiscal 2012 First Quarter Results

Norcross, GA, February 8, 2012 – Official Payments Holdings, Inc. (Nasdaq: OPAY), a leading provider of electronic payment solutions for the biller direct market, today released results for the quarter ended December 31, 2011.

Results of Operations

First Quarter Fiscal 2012 Results

For the quarter ended December 31, 2011, Official Payments reported revenues from Continuing Operations of $34.8 million, a 5.7% increase over the same quarter last year.  Net loss from Continuing Operations was $1.6 million, or $0.10 per fully diluted share, compared to net loss from Continuing Operations of $1.1 million, or $0.06 per fully diluted share, for the same quarter last year.  Continuing Operations include Payment Solutions, and our VSA operations, which we are winding down.  On a standalone basis, our Payment Solutions business reported quarterly revenues of $34.3 million, or a 5.6% increase over the same quarter last year.

Our general, administrative, selling and marketing expenses, which support our Continuing Operations, were $9.2 million, an increase of $3.3 million, or 55.0%, from the same quarter last year.  The quarter included a $1.5 million restructuring expense related to the relocation of our corporate headquarters from Reston, Virginia to Norcross, Georgia.

Management’s Comments

Alex P. Hart, President and Chief Executive Officer of Official Payments Holdings, Inc. stated, “The first quarter was very encouraging, and I believe that we will continue to execute on a number of fronts to improve even more. During the quarter our transaction volume grew 3.6% as compared with the prior year quarter and our average transaction size grew 8.1%.  More importantly, our Payment Solutions net revenue increased $2.8 million or 30.6% as compared with the prior year quarter.”

Definition and Reconciliation

We use the following non-GAAP financial measures in this press release:  adjusted EBITDA from Continuing Operations and Payment Solutions net revenue.  Official Payments’ management believes these measures are useful for evaluating our performance against the performance of peer companies within the electronic payments industry, and that these measures provide investors with additional transparency with respect to financial measures used by management in its financial and operational decision-making.  Our management believes that Payment Solutions net revenue provides additional information about our business, as we wind-down our VSA operations.  We also use Adjusted EBITDA from Continuing Operations, together with other criteria, in our executive compensation program.  Non-GAAP financial measures should not be considered a substitute for the reported results prepared in accordance with generally accepted accounting principles in the United States, or US GAAP.  Our definitions used to calculate non-GAAP financial measures may differ from those used by other companies.

Official Payments defines adjusted EBITDA from Continuing Operations as net loss from our Continuing Operations before interest expense net of interest income, income taxes, depreciation and amortization, restructuring charges and stock-based compensation in both equity and cash.

The following table shows a reconciliation of net loss from Continuing Operations to adjusted EBITDA from Continuing Operations for the three months ended December 31, 2011 and 2010 (in thousands):

	Adjusted EBITDA
	Three months ended December 31,
	2011	2010	Change
Net Loss from Continuing Operations	$(1,635)	$(1,097)	$(538)
Adjustments:
Depreciation/Amortization	1,903	1,758	145
Stock/Cash based comp	467	587	(120)
Restructuring charge	1,539	—	1,539
Taxes	—	1	(1)
Less:
Interest income, net	1	37	(36)
Adjusted EBITDA from Continuing Operations	$2,273	$1,212	$1,061

Official Payments defines Payment Solutions net revenue as Payment Solutions gross revenue less interchange fees and other processing-related dues, assessments and fees.  Payment Solutions gross revenue is defined as revenue from continuing operations less revenue from VSA operations.  The following is a reconciliation of Payment Solutions net revenue to revenue from continuing operations for the three months ended December 31, 2011 and 2010.

	Net Revenue
	Three months ended December 31,
(in thousands)	2011	2010	Change ($)	Change (%)
Revenue, from continuing operations	$34,837	$32,970	$1,867	5.7%
Less:
VSA revenue	535	493	42	8.5%
Payment Solutions gross revenue	34,302	32,477	1,825	5.6%
Less:
Payment Solutions interchange fees and other processing-related dues, assessments and fees	22,342	23,319	(977)	(4.4)%
Payment Solutions net revenue	$11,960	$9,158	$2,802	30.6%

Liquidity

As of December 31, 2011, Official Payments had $46.9 million in cash and cash equivalents.  Our $46.9 million in cash and cash equivalents includes funds that have settled to us that we have not yet distributed to clients due to the timing of bank transactions of $7.7 million and $8.6 million of accrued discount fees.  These items reduce our cash available for company use.  Therefore, the cash and cash equivalents available to Official Payments is $30.6 million (cash and cash equivalents less settlements payable and accrued discount fees plus settlements receivable).  Official Payments has no short-term or long-term debt.

Conference Call

Official Payments will host a conference call Wednesday, February 8 at 5:00 p.m. Eastern Time to discuss these results.  To access the conference call, please dial (800) 988-9768 and provide pass code OPAYQ1.  The conference call is also available live via the Internet at www.OPAY.Official Payments.com.  Participants via the Web will need to provide conference ID # 1921847 and pass code OPAYQ1.  A replay will be available at 8:00 p.m. Eastern Time on Wednesday, February 8, 2012 at www.OPAY.OfficialPayments.com or by calling (866) 460-9737 and entering conference ID # 1921847.  The replay will be available until 11:59 p.m. Eastern Time on March 8, 2012.

About Official Payments Holdings, Inc.

Official Payments Holdings, Inc. (Nasdaq: OPAY) is a leading provider of electronic payment solutions in the biller direct market.  Headquartered in Norcross, Georgia, the company provides enhanced electronic payment services that include multiple payment choices, payment channels, and bill payment products and services to over 4,700 clients in all 50 states and the District of Columbia.  Official Payments serves clients in multiple markets including federal, state, and local governments, educational institutions, and utilities.  Consumers may pay federal taxes, state and local taxes, property taxes, and other bills such as utilities and college tuition with credit cards, debit cards, electronic checks and alternative payment methods via online, telephone, point of sale and other channels by visiting www.OfficialPayments.com.  Corporate information is available at www.OPAY.OfficialPayments.com.

Forward looking statements

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to future events or

Official Payments’ future financial and/or operating performance and generally can be identified as such because the context of the statement includes words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “shows,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import.  Official Payments undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: general economic conditions, which affect Official Payments’ financial results in all our markets, which we refer to as “vertical markets”, particularly the federal vertical market, the state and local tax vertical market and the property tax vertical market;  effectiveness and performance of our systems, payment processing platforms and operational infrastructure; our ability to grow Payment Solutions revenue while reducing our costs, including processor and interchange related costs; the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; the timing, initiation, completion, renewal, extension or early termination of client or partner contracts or projects; our ability to execute on our sales and product strategy and realize revenues from our business development opportunities; the impact of regulatory requirements; and unanticipated claims as a result of project performance, including due to the failure of software providers, processors, vendors, partners, or subcontractors to satisfactorily perform and complete engagements.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the periodic reports on Form 10-K and Form 10-Q that we file with the Securities and Exchange Commission.

OFFICIAL PAYMENTS HOLDINGS, INC.
Consolidated Balance Sheets

(in thousands)	December 31, 2011	September 30, 2011
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$46,851	$39,760
Accounts receivable, net	5,537	4,467
Settlements receivable, net	23,708	7,648
Prepaid expenses and other current assets	2,185	2,368
Total current assets	78,281	54,243

Property, equipment and software, net	17,545	18,189
Goodwill	17,489	17,460
Other intangible assets, net	3,177	4,037
Other assets	233	238
Total assets	$116,725	$94,167

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$69	$1,057
Settlements payable	31,423	9,812
Accrued compensation liabilities	3,625	2,721
Accrued discount fees	8,601	4,900
Other accrued liabilities	2,229	3,703
Accrued restructuring	612	178
Deferred income	367	439
Total current liabilities	46,926	22,801
Other liabilities:
Deferred rent	100	1,556
Accrued restructuring	1,148	—
Other liabilities	87	28
Total other liabilities	1,335	1,584
Total liabilities	48,261	24,394

Contingencies and commitments

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	—	—
Common stock and paid-in capital; shares authorized: 44,260; shares issued: 20,817 and 20,817; shares outstanding: 16,642 and 16,642	194,066	193,732
Treasury stock—at cost, 4,175 shares	(31,383)	(31,383)
Accumulated deficit	(94,219)	(92,576)
Total shareholders’ equity	68,464	69,773
Total liabilities and shareholders’ equity	$116,725	$94,167

OFFICIAL PAYMENTS HOLDINGS, INC.
Consolidated Statements of Operations
(unaudited)

	Three months ended December 31,
(in thousands, except per share data)	2011	2010
Revenues	$34,837	$32,970

Costs and expenses:
Direct costs	23,876	24,870
General and administrative	9,186	5,925
Selling and marketing	1,508	1,550
Depreciation and amortization	1,903	1,758
Total costs and expenses	36,473	34,103
Loss from continuing operations before other income and income taxes	(1,636)	(1,133)

Other income:
Interest income, net	1	37
Gain on investments	—	—
Total other income	1	37

Loss from continuing operations before income taxes	(1,635)	(1,096)
Income tax provision	—	1

Loss from continuing operations	(1,635)	(1,097)
Gain (loss) from discontinued operations, net	(8)	2

Net loss	$(1,643)	$(1,095)

Loss per share—Basic and diluted:
From continuing operations	$(0.10)	$(0.06)
From discontinued operations	—	—
Loss per share—Basic and diluted	$(0.10)	$(0.06)

Weighted average common shares used in computing:
Basic and diluted loss per share	16,642	18,200

OFFICIAL PAYMENTS HOLDINGS, INC.
Consolidated Statements of Cash Flows
(unaudited)

	Three months ended December 31,
(in thousands)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,643)	$(1,095)
Less: Gain (loss) from discontinued operations, net	(8)	2
Loss from continuing operations, net	(1,635)	(1,097)
Non-cash items included in net loss:
Restructuring charges	1,196	—
Depreciation and amortization	1,903	1,758
Provision for doubtful accounts	—	131
Deferred rent	(1)	113
Share-based compensation	467	587
Capitalized software impairment loss	—	251
Net effect of changes in assets and liabilities:
Accounts receivable, net	(1,073)	23
Settlement processing assets and obligations, net	5,551	4,654
Prepaid expenses and other assets	192	130
Accounts payable and accrued liabilities	1,947	1,744
Income taxes receivable	—	(10)
Other long term liabilities	79	—
Deferred income	(71)	(34)
Cash provided by operating activities from continuing operations	8,555	8,250
Cash provided by (used in) operating activities from discontinued operations	(8)	2
Cash provided by operating activities	8,547	8,252
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	—	(5,998)
Maturities of available-for-sale securities	—	8,250
Maturities of restricted investments	—	983
Capitalized internally developed software	(600)	(542)
Purchase of equipment and software	(818)	(756)
Additions to goodwill—ChoicePay acquisition	(30)	(20)
Cash (used in) provided by investing activities	(1,448)	1,917
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	—	259
Capital lease obligations and other financing arrangements	(8)	(8)
Cash (used in) provided by financing activities	(8)	251
Net increase in cash and cash equivalents	7,091	10,420
Cash and cash equivalents at beginning of period	39,760	45,757
Cash and cash equivalents at end of period	$46,851	$56,177

OFFICIAL PAYMENTS HOLDINGS, INC.
Consolidated Statement of Operations—Continuing Operations
(unaudited)

(in thousands)	Payment Solutions	VSA	Total
Three months ended December 31, 2011:
Revenues	$34,302	$535	$34,837
Costs and expenses:
Direct costs	23,784	92	23,876
General and administrative	9,056	130	9,186
Selling and marketing	1,508	—	1,508
Depreciation and amortization	1,903	—	1,903
Total costs and expenses	36,251	222	36,473
(Loss) income from continuing operations before other income and income taxes	(1,949)	313	(1,636)
Other income (expense):
Interest income	1	—	1
Total other income	1	—
(Loss) income from continuing operations before taxes	(1,948)	313	(1,635)
Income tax provision	—	—	—
(Loss) income from continuing operations	$(1,948)	$313	$(1,635)

(in thousands)	Payment Solutions	VSA	Total
Three months ended December 31, 2010:
Revenues	$32,477	$493	$32,970
Costs and expenses:
Direct costs	24,817	53	24,870
General and administrative	5,939	(14)	5,925
Selling and marketing	1,550	—	1,550
Depreciation and amortization	1,758	—	1,758
Total costs and expenses	34,064	39	34,103
(Loss) income from continuing operations before other income and income taxes	(1,587)	454	(1,331)
Other income (expense):
Interest income	37	—	37
Total other income	37	—	37
(Loss) income from continuing operations before taxes	(1,550)	454	(1,096)
Income tax provision	1	—	1
(Loss) income from continuing operations	$(1,551)	$454	$(1,097)